Exhibit 8.1

[Letterhead of Schulte Roth & Zabel LLP]

[             ], 2004

DRAFT FORM OF OPINION

Metrocall Holdings, Inc.
6677 Richmond Highway
Alexandria, Virginia 22306

Ladies and Gentlemen:

          This opinion is being delivered to you in connection with the Form S-4 Registration Statement (the “Registration Statement”) filed pursuant to the Agreement and Plan of Merger (the “Agreement”) dated March 29, 2004, by and among Wizards-Patriots Holdings, Inc. (currently known as USA Mobility, Inc.), a Delaware corporation (“Parent”), Wizards Acquiring Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Metrocall Acquiring Sub”), Metrocall Holdings, Inc., a Delaware corporation (“Metrocall”), Patriots Acquiring Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Arch Acquiring Sub”), and Arch Wireless, Inc., a Delaware corporation (“Arch”), whereby Metrocall Acquiring Sub will merge with and into Metrocall, Arch Acquiring Sub will merge with and into Arch, and Metrocall and Arch will thereby each become a wholly-owned subsidiary of Parent (together the “Merger”).

               Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the “Code”).

               We have acted as special tax counsel to Metrocall in connection with the Merger and for the purpose of providing this opinion to Metrocall and its shareholders. Latham & Watkins LLP has acted as counsel to Arch in connection with the Merger and for the purpose of rendering a similar opinion to Arch and its shareholders. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto): (i) the Agreement, (ii) the Registration Statement, (iii) those certain tax representation letters of even date herewith delivered to us by Parent, Metrocall Acquiring Sub, Metrocall, Arch Acquiring Sub, and Arch (the “Tax Representation Letters”),

Metrocall Holdings, Inc.
[       ], 2004

(iv) those certain certificates of even date herewith delivered to us by certain of the five-percent shareholders of Metrocall and the five-percent shareholders of Arch (the “Five-Percent Shareholder Certificates”), and (v) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

               In rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

               1. Original documents submitted to us (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

               2. The Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Agreement without any waiver or breach of any provision thereof, and the Merger will be effective under applicable state law;

               3. All statements, descriptions and representations contained in any of the documents referred to herein, including the Registration Statement, the Tax Representation Letters and the Five-Percent Shareholder Certificates, or otherwise made to us are true and correct at all relevant times, and no actions have been taken or will be taken that are inconsistent with such statements, descriptions or representations or which make any such statement, description or representation untrue, incorrect or incomplete in any material respect;

               4. Any statements made in any of the documents referred to herein that are qualified by the limitation “to the knowledge of” or which are otherwise similarly qualified are correct without such qualification and will continue to be correct without such qualification at all relevant times; and

               5. All covenants contained in the Agreement (including exhibits thereto) and the Tax Representation Letters will be performed without waiver or breach of any provision thereof.

                  If any of the above-described assumptions are untrue for any reason, or if the Merger is consummated in a manner that is inconsistent with the manner in which it is described in the Agreement or the Registration Statement, our opinion as expressed below may be adversely affected and may not be relied upon.

                  Based on such facts, assumptions and representations and subject to the limitations set forth in the Registration Statement and those set forth herein, the discussion entitled “Material United States Federal Income Tax Consequences of the Merger” contained in the Registration Statement, to the extent such discussion reflects statements of law or legal conclusions pertaining to the tax treatment of Parent, Metrocall, Metrocall Acquiring Sub and the Metrocall shareholders, is the opinion of Schulte Roth & Zabel LLP as to the material federal income tax consequences of the Merger, and we confirm such opinion as set forth in such section of the Registration Statement.

Metrocall Holdings, Inc.
[       ], 2004

               This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Agreement and does not address the federal tax consequences of any transaction other than the Merger as described in the Agreement. In addition, no opinion is expressed as to any federal income tax consequences of the Merger or the other transactions contemplated by the Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

               This opinion represents and is based upon our best judgment regarding the application of United States federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislation, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein, and it is possible that changes in such legal authorities may occur between the date hereof and the Effective Time. Nevertheless, we undertake no responsibility to advise you or your shareholders of any new developments in the application or interpretation of the United States federal income tax laws after the effectiveness of the Registration Statement.

               This opinion is rendered only to you and is solely for your benefit in connection with the filing of the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of United States federal securities laws and this opinion may be furnished or quoted to your legal counsel and to judicial and regulatory authorities having jurisdiction over you.

               We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the SEC promulgated thereunder.

Very truly yours,